UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 3, 2000






                         NAVISTAR FINANCIAL CORPORATION
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)




         1-4146-1                                      36-2472404
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(Commission File Number)                   (I.R.S. Employer Identification No.)

2850 West Golf Road Rolling Meadows, IL                   60008
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number including area code 847-734-4000



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                                    FORM 8-K



                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5. Other Events.

         In August 2000, Navistar Financial Corporation (NFC) securitized the retail accounts that arise out of sales of trucks on open account by International Truck and Engine Corporation (International). On a regular basis International transfers the receivables to NFC, which in turn transfers the receivables to Truck Retail Accounts Corporation (TRAC), a wholly-owned, special purpose entity of NFC. TRAC, in turn, sells an undivided interest in the retail accounts to a bank conduit. This transaction is structured on a revolving basis and provides for up to $100 million of funding. TRAC retains an interest in the retail accounts, which is subordinated to the bank conduit's investment as protection against losses, dilution and carrying costs.

         On October 16, 2000 Truck Retail Instalment Paper Corp., a wholly-owned, special purpose entity of NFC, terminated the previously existing $400 million Asset-Backed Commercial Paper facility and issued $475 million of a senior class and $25 million of a subordinated class of floating rate asset-backed notes. The proceeds were used to establish a revolving retail warehouse facility for NFC's retail notes and retail leases, other than fair market value leases.

         On November 1, 2000 NFC issued $764.7 million in asset backed securities through Navistar Financial Retail Receivables Corporation, a wholly-owned, special purpose entity of NFC. The gain on this sale will be approximately $4.5 million. The proceeds, net of underwriting fees and credit enhancements, were used by NFC for general working capital purposes and to make payments on various intercompany obligations.

         NFC is in the process of securitizing all of its unsecured trade receivables generated by the sale of diesel engines and engine service parts from International to Ford, which securitization is expected to raise approximately $100 million.

         In November 2000 NFC has also signed a term sheet to enter into a new senior credit agreement with certain of its existing lenders and new lenders. The terms of the new senior credit agreement are still being finalized. Based upon discussion held to date, the new credit agreement is anticipated to provide for aggregate borrowings of at least $700 million and will mature in November 2005. Under the new credit agreement, Navistar International's three Mexican finance subsidiaries will be permitted to borrow up to $100 million in the aggregate, which will be guaranteed by NFC.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         NAVISTAR FINANCIAL CORPORATION
                                  (Registrant)



Date:    November 3, 2000                        By: /s/ RONALD D. MARKLE
                                                 ----------------------------
                                                 Ronald D. Markle
                                                 Vice President & Controller
                                                 (Principal Accounting Officer)